EXHIBIT 23.5





                 CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this annual report on Form 10-K and in Snyder Oil Corporation's previously filed registration statements (SEC File Nos 33-54809 and 33-64219) of our report dated March 30, 1994 on our audit of the consolidated financial statements of Gerrity Oil & Gas Corporation for the year ended December 31, 1993, appearing in the registration statement on amendment No. 1 to Form S-4 (SEC File No. 333-572) of Patina Oil &
Gas Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.









                                          COOPERS & LYBRAND L.L.P.



Denver, Colorado
March 22, 1996